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                                                                  EXHIBIT 23(C)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement (File No. 33-18278) of our report dated February 28, 1996 incorporated by reference in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1996; our report dated June 7, 1996 included in the Circus Circus Employees' Profit Sharing, Investment and Employee Stock Ownership Plan's Amendment No. 1 on Form 11-K/A to its Annual Report on Form 11-K for the year ended December 31, 1995; and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Las Vegas, Nevada
November 27, 1996